Exhibit 5(b)

October 10, 2007
Florida Power & Light Company 700 Universe Boulevard Juno Beach, Florida 33408
Ladies and Gentlemen:

As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08 ("Registration Statement No. 333-137120"), as amended by Post-Effective Amendment No. 1 thereto (the "Post-Effective Amendment" and together with Registration Statement No. 333-137120, the "Registration Statement"), which registration statement, as amended, was filed jointly by the Company, FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I, FPL Group Trust II, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II (together with Florida Power & Light Company Trust I, the "FPL Trust") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (2) the Prospectus relating to the Company and FPL Trust dated May 3, 2007 (the "Base Prospectus") forming a part of the Post-Effective Amendment, as supplemented by a prospectus supplement dated October 3, 2007 relating to $300,000,000 aggregate principal amount of First Mortgage Bonds, 5.55% Series due November 1, 2017 (the "Bonds"), issued under the Mortgage and Deed of Trust dated as of January 1, 1944, as the same is supplemented by one hundred and twelve indentures supplemental thereto, the latest of which is dated as of October 1, 2007 (such Mortgage as so supplemented being hereinafter called the "Mortgage") from the Company to Deutsche Bank Trust Company Americas, as Trustee ("Mortgage Trustee"), both such Base Prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act; (3) the Mortgage; (4) the corporate proceedings of the Company with respect to the Registration Statement and with respect to the authorization, issuance and sale of the Bonds; and (5) such other corporate records, certificates and other documents (including a receipt executed on behalf of the Company acknowledging receipt of the purchase price for the Bonds) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Bonds are legally issued, valid, and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees' and other creditors' rights and remedies generally and general principles of equity.

In rendering the foregoing opinion, we have assumed that the certificates representing the Bonds conform to specimens examined by us and that the Bonds have been duly authenticated by the Mortgage Trustee under the Mortgage, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on or about October 10, 2007, which will be incorporated by reference in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Squire, Sanders & Dempsey L.L.P., Miami, Florida. As to all matters of New York law, Squire, Sanders & Dempsey L.L.P. is authorized to rely upon this opinion as if it were addressed to it.

Very truly yours, /s/ Thelen Reid Brown Raysman & Steiner LLP THELEN REID BROWN RAYSMAN & STEINER LLP